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                                                                  Exhibit 10.5

                         PRIVATE EQUITY CREDIT AGREEMENT

                                 BY AND BETWEEN




                         MICROWARE SYSTEMS CORPORATION,
                               an Iowa corporation


                                       AND


                                ELDER COURT, LLC,
                   a Cayman Islands limited liability company



                          Dated as of December 15, 2000


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         This PRIVATE EQUITY CREDIT AGREEMENT is entered into as of the 15th day of December, 2000 (this "AGREEMENT"), by and between ELDER COURT, LLC, a Cayman Islands limited liability company ("INVESTOR"), and MICROWARE SYSTEMS CORPORATION, an Iowa corporation (the "COMPANY").

         WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company may issue and sell to Investor, from time to time as provided herein, and Investor shall purchase, shares of the Common Stock (as defined below) with an aggregate purchase price not to exceed $10,000,000; and

         WHEREAS, such investments will be made in reliance upon the provisions of Section 4(2) ("SECTION 4(2)") of the Securities Act of 1933 and the rules and regulations promulgated thereunder (the "SECURITIES ACT"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder.

         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

         Section 1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined)

                  "AFFILIATE" shall mean, with respect to the Person referred to, any officer, director, or employee of the Person, and any Person who controls that Person within the meaning of Section 20 of the Exchange Act and
Section 15 of the Securities Act.

                  "AGREEMENT" shall have the meaning specified in the preamble hereof.

                  "BID PRICE" shall mean the closing bid price of the Common Stock on the Principal Market.


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                  "BY-LAWS" shall have the meaning specified in Section 4.8.

                  "CERTIFICATE" shall have the meaning specified in Section 4.8.

                  "CLAIM NOTICE" shall have the meaning specified in
Section 9.3(a).

                  "CLOSING" shall mean one of the closings of a purchase and sale of shares of Common Stock pursuant to Section 2.3.

                  "CLOSING DATE" shall mean, with respect to a Closing, the eleventh (11th) Trading Day following the Put Date related to such Closing, or such earlier date as the Company and Investor shall agree, provided all conditions to such Closing have been satisfied on or before such Trading Day.

                  "COMMITMENT PERIOD" shall mean the period commencing on the earlier to occur of (a) the Effective Date, or (b) such earlier date as the Company and Investor shall agree in writing, and expiring on the earlier to occur of (i) the date on which Investor shall have purchased Common Stock for an aggregate purchase price of $10,000,000, (ii) the date this Agreement is terminated pursuant to Section 2.6 or 2.7 hereof, or Section 2(c) of the Registration Rights Agreement, or (iii) the date occurring one (1) year from the date of commencement of the Commitment Period.

                  "COMMON STOCK" shall mean the Company's common stock, no par value per share, and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of the Company).

                  "COMMON STOCK EQUIVALENTS" shall mean any securities that are convertible into or exchangeable for Common Stock or any warrants, options or other rights to subscribe for or purchase Common Stock or any such convertible or exchangeable securities.

                  "COMPANY" shall have the meaning specified in the preamble to this Agreement.

                  "CONDITION SATISFACTION DATE" shall have the meaning specified in Section 7.2.

                  "DAMAGES" shall mean any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements and costs and expenses of expert witnesses and investigation).

                  "DISCOUNT" shall mean fifteen percent (15%).

                  "DISPUTE PERIOD" shall have the meaning specified in
Section 9.3(a).

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                  "DTC" shall have the meaning specified in Section 2.3.

                  "DWAC" shall have the meaning specified in Section 2.3.

                  "EFFECTIVE DATE" shall mean the date on which the SEC first declares effective a Registration Statement registering resale of the Registrable Securities as set forth in Section 7.2(a).

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

                   "FAST" shall have the meaning specified in Section 2.3.

                  "INDEMNIFIED PARTY" shall have the meaning specified in
Section 9.3(a).

                  "INDEMNIFYING PARTY" shall have the meaning specified in
Section 9.3(a).

                  "INDEMNITY NOTICE" shall have the meaning specified in
Section 9.3(b).

                  "INITIAL REGISTRATION STATEMENT" shall have the meaning specified in the Registration Rights Agreement.

                  "INVESTMENT AMOUNT" shall mean the dollar amount (within the range specified in Section 2.2(a)) to be invested by Investor to purchase Put Shares with respect to any Put Date as notified by the parties in accordance with Section 2.2 and 2.5.

                  "INVESTOR" shall have the meaning specified in the preamble to this Agreement.

                  "LEGEND" shall have the meaning specified in Section 8.1.

                  "MARKET PRICE" on any given date shall mean the average of the three (3) lowest Bid Prices (not necessarily consecutive) during the ten (10) Trading Day period immediately following the Put Date.

                  "MATERIAL ADVERSE EFFECT" shall mean any effect on the business, operations, properties, prospects or financial condition of the Company that is material and adverse to the Company and such other entities controlling or controlled by the Company, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform its obligations under either of (a) this Agreement or (b) the Registration Rights Agreement.

                  "MAXIMUM COMMITMENT AMOUNT" shall mean Ten Million Dollars ($10,000,000), subject to increase as agreed to by the Company and Investor.

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                  "MAXIMUM PUT AMOUNT" shall mean, with respect to any Put, the lesser of (a) One Million Dollars ($1,000,000) Dollars, or (b) one hundred fifty percent (150%) of the Weighted Average Volume for the twenty (20) Trading Days prior to the Put Date, subject to adjustment as agreed by the Company and Investor.

                  "MINIMUM CALL OPTION AMOUNT" shall mean with respect to any Put, Thirty Five Thousand Dollars ($35,000), subject to decrease as agreed to in writing by the Company and Investor.

                  "MINIMUM COMMITMENT AMOUNT" shall mean One Million Five Hundred Thousand Dollars ($1,500,000).

                  "MINIMUM PUT AMOUNT" shall mean, with respect to any Put, Seventy Thousand Dollars ($70,000), subject to decrease as agreed to by the Company and Investor.

                  "NASD" shall mean the National Association of Securities Dealers, Inc.

                  "OUTSTANDING" shall mean, with respect to the Common Stock, at any date as of which the number of shares of Common Stock is to be determined, all issued and outstanding shares of Common Stock, including all shares of Common Stock issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock; provided, however, that Outstanding shall not include any shares of Common Stock then directly or indirectly owned or held by or for the account of the Company.

                  "PERSON" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "PRINCIPAL MARKET" shall mean the Nasdaq National Market, the Nasdaq SmallCap Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

                  "PURCHASE PRICE" shall mean, with respect to a Put, the Market Price on the applicable Put Date less the product of the Discount and the Market Price.

                  "PUT" shall mean each occasion that the Company elects to exercise its right to tender a Put Notice requiring Investor to purchase shares of Common Stock, subject to the terms and conditions of this Agreement.

                  "PUT DATE" shall mean the Trading Day during the Commitment Period that a Put Notice is deemed delivered pursuant to Section 2.2(b).

                  "PUT NOTICE" shall mean a written notice, substantially in the form of Exhibit B

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hereto, to Investor setting forth the Investment Amount with respect to which the Company intends to require Investor to purchase shares of Common Stock pursuant to the terms of this Agreement.

                  "PUT SHARES" shall mean all shares of Common Stock issued or issuable pursuant to a Put that has been exercised or may be exercised in accordance with the terms and conditions of this Agreement and all shares of Common Stock issued or issuable pursuant to a Call Option that has been exercised or may be exercised in accordance with Section 2.5.

                  "REGISTRABLE SECURITIES" shall mean the Put Shares and the Warrants and any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a Registration Statement has been declared effective by the SEC and such Registrable Securities have been disposed of pursuant to a Registration Statement, (ii) such Registrable Securities have been sold under circumstances under which all of the applicable conditions of Rule 144 are met, (iii) such time as such Registrable Securities have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or (iv) in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to Investor, such Registrable Securities may be sold without registration under the Securities Act or the need for an exemption from any such registration requirements and without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

                  "REGISTRATION RIGHTS AGREEMENT" shall mean the registration rights agreement in the form of Exhibit A hereto.

                  "REGISTRATION STATEMENT" shall mean a registration statement on Form S-3 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the resale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement and the Registration Rights Agreement and in accordance with the intended method of distribution of such securities), for the registration of the resale by Investor of the Registrable Securities under the Securities Act.

                  "REGULATION D" shall mean Regulation D under the Securities
Act.

                  "RULE 144" shall mean Rule 144 under the Securities Act or any similar provision then in force under the Securities Act.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "SECTION 4(2)" shall have the meaning specified in the recitals of this Agreement.

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                  "SECURITIES ACT" shall have the meaning specified in the
recitals of this Agreement.

                  "SEC DOCUMENTS" shall mean, as of a particular date, all reports and other documents filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the beginning of the Company's then most recently completed fiscal year as of the time in question (provided that if the date in question is within ninety days of the beginning of the Company's fiscal year, the term shall include all documents filed since the beginning of the second preceding fiscal year).

                  "SUBSCRIPTION DATE" shall mean the date on which this Agreement is executed and delivered by the Company and Investor.

                  "THIRD PARTY CLAIM" shall have the meaning specified in
Section 9.3(a).

                  "TRADING CUSHION" shall mean a minimum of fifteen (15) Trading Days between Put Dates, unless a shorter period is agreed to by the Company and Investor.

                  "TRADING DAY" shall mean any day during which the Principal Market shall be open for business.

                  "TRANSACTION DOCUMENTS" means this Private Equity Credit Agreement, the Registration Rights Agreement, the Warrant, Closing Certificate, and the Transfer Agent Instructions.

                  "TRANSFER AGENT" shall mean the transfer agent for the Common Stock (and any substitute or replacement transfer agent for the Common Stock upon the Company's appointment of any such substitute or replacement transfer agent).

                  "UNDERWRITER" shall mean any underwriter participating in any disposition of the Registrable Securities on behalf of Investor pursuant to a Registration Statement.

                  "VALUATION EVENT" shall mean an event in which the Company at any time during a Valuation Period takes any of the following actions:

                           (a)      subdivides or combines the Common Stock;
                           (b) pays a dividend in shares of Common Stock or makes any other distribution of shares of Common Stock, except for shares issued pursuant to this transaction and upon the exercise of employee stock options;
                           (c) issues any warrants, options or other rights to subscribe for or purchase shares of Common Stock and the price per share for which shares of Common Stock may at any time thereafter be issuable

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                                    pursuant to such warrants, options or other
                                    rights shall be less than the Bid Price in effect immediately prior to such issuance;
                           (d) issues any securities convertible into or exchangeable for shares of Common Stock and the consideration per share for which shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such convertible or exchangeable securities shall be less than the Bid Price in effect immediately prior to such issuance;
                           (e) issues shares of Common Stock otherwise than as provided in the foregoing subsections (a) through (d), at a price per share less, or for other consideration lower, than the Bid Price in effect immediately prior to such issuance, or without consideration;
                           (f) makes a distribution of its assets or evidences of indebtedness to the holders of Common Stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing subsections
                                    (a) through (e); or
                           (g) takes any action affecting the number of shares of Outstanding Common Stock, other than an action described in any of the foregoing subsections (a) through (f) hereof, inclusive, which in the opinion of the Company's Board of Directors, determined in good faith, would have a materially adverse effect upon the rights of Investor at the time of a Put.

                  "VALUATION PERIOD" shall mean the period of ten (10) Trading Days immediately following the date on which the applicable Put Notice is deemed to be delivered and during which the Purchase Price of the Common Stock is valued; provided, however, that if a Valuation Event occurs during any Valuation Period, a new Valuation Period shall begin on the Trading Day immediately after the occurrence of such Valuation Event and end on the tenth (10th) Trading Day thereafter.

                  "WARRANTS" shall mean warrants to purchase Common Stock, in the form attached hereto as Exhibit F, to be issued, from time to time, to Investor pursuant to this Agreement.

                  "WEIGHTED AVERAGE VOLUME" shall mean the average of the product of (a) the closing Bid Price times (b) the volume on the Principal Market for the relevant number of days.

                  "WEIGHTED VOLUME" shall mean the product of (a) the Closing Bid Price times (b) the volume on the Principal Market.

                                   ARTICLE II
                        PURCHASE AND SALE OF COMMON STOCK

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         Section 2.1 INVESTMENTS.

                  (a) PUTS. Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article VII), on any Put Date, the Company may exercise a Put by the delivery of a Put Notice. The number of Put Shares that Investor shall receive pursuant to such Put shall be determined by dividing the Investment Amount specified in the Put Notice by the Purchase Price with respect to such Put Date.

                  (b) MINIMUM AMOUNT OF PUTS. If the Company for any reason, other than Investor's breach of this Agreement, fails to issue and deliver Put Shares with an aggregate Investment Amount equal to or exceeding the Minimum Commitment Amount during the Commitment Period, then on the first business day after the expiration of the Commitment Period, the Company shall, in addition to any other amounts due hereunder, issue to Investor Warrants to purchase a number of shares equal to (i) seven and one-half percent (7 1/2%), multiplied by
(ii)(A) the Minimum Commitment Amount, less the aggregate Investment Amount of the Put Shares actually delivered hereunder (the "Undrawn Minimum Amount"), divided by (B) the lowest closing Bid Price during the ninety (90) day period immediately prior to the expiration of the Commitment Period (the "Lowest Closing Bid"). The Warrants shall be for a term of five (5) years from date of issuance, shall have cashless exercise provisions, and shall be deemed shares under the Registration Rights Agreement annexed hereto, and shall be exercisable at a price equal to the Lowest Closing Bid. In addition to all of Investor's rights and remedies hereunder and in the Securities Purchase Agreement, if the Company shall enter into an "equity line" agreement with any other party whereby the Company has the option, from time-to-time to "put" common stock to such other party for a "purchase price" at a "discount" to "market price" during the period commencing on the date hereof and ending upon the expiration or termination of the Commitment Term, the Company shall, within five (5) days after entering into such agreement, pay the Investor a break-up fee in the amount of Two Hundred Fifty Thousand Dollars ($250,000).

                  (c) MAXIMUM AMOUNT OF PUTS. Unless the Company obtains the requisite approval of its shareholders in accordance with the corporate laws of the State of Iowa and the applicable rules of the Principal Market, the Company may not issue shares pursuant to any Put which is in excess of (i) 19.9% of the then Outstanding Common Stock on the date of the Put, less (ii) (A) the aggregate amount of shares of Common Stock previously issued under this Agreement, plus (B) the aggregate amount of shares which have been previously issued as of the date of the Put, and would then be issuable (assuming the entire balance of interest and principal were converted as of such date) under that certain Debenture, dated as of November 28, 2000, purchased by the Investor from the Company pursuant to that certain Securities Purchase Agreement, dated as of November 28, 2000 (the "Securities Purchase Agreement"), plus (C) the number of shares deliverable to Investor (and any brokers or other parties receiving warrants as a fee in connection with this Agreement and the Securities Purchase Agreement) if it exercised all of the Warrants issued to it hereunder and pursuant to the Securities Purchase Agreement.

         Section 2.2  MECHANICS.

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                  (a) PUT NOTICE. At any time during the Commitment Period, the
Company may deliver a Put Notice to Investor, subject to the conditions set forth in Section 7.2; provided, however, the Investment Amount for each Put as designated by the Company in the applicable Put Notice shall be neither less than the Minimum Put Amount nor more than the Maximum Put Amount.

                  (b) DATE OF DELIVERY OF PUT NOTICE. A Put Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by Investor if such notice is received on or prior to 12:00 noon New York time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon New York time on a Trading Day or at anytime on a day which is not a Trading Day.

         Section 2.3 CLOSINGS. At least one (1) business day prior to each applicable Closing Date for a Put, (a) the Company shall deliver, to the escrow agent (the "Escrow Agent") identified in the Joint Escrow Instructions attached hereto as Exhibit G (the "Joint Escrow Instructions"), one or more certificates, at Investor's option, representing the Put Shares to be purchased by Investor pursuant to Section 2.1 herein, registered in the name of Investor and (b) Investor shall deliver to the Escrow Agent the Investment Amount specified in the Put Notice by wire transfer of immediately available funds to an account designated in the Joint Escrow Instructions. In lieu of delivering physical certificates representing the Common Stock issuable in accordance with clause
(a) of this Section 2.3, and provided that the Transfer Agent then is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of Investor, the Company shall use its commercially reasonable efforts to cause the Transfer Agent to electronically transmit the Put Shares by crediting the Escrow Agent's designated brokerage account with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. In addition, at least one (1) business day prior to such Closing Date, each of the Company and Investor shall deliver to the Escrow Agent all documents, instruments and writings required to be delivered in order to implement and effect the transactions contemplated herein. The Escrow Agent will be authorized to release the Escrow Property (as defined in the Escrow Agreement) only upon the delivery of the Put Shares, the Investment Amount and other documents pursuant to this Section 2.3 and the satisfaction of the conditions set forth in this Agreement.

         Section 2.4       WARRANTS.

                  (a) INITIAL WARRANTS. Upon execution of this Agreement, the Company agrees to issue Warrants to the Investor for the purchase of One Million Four Hundred Thousand shares of Common Stock. Such warrants shall bear an exercise price per share of Common Stock equal to No Dollars and Sixty Six Cents ($0.66), and shall be exercisable immediately upon issuance, and for a period of five (5) years thereafter, together with cashless exercise and piggyback registration rights under the Registration Rights Agreement.

                  (b) WARRANTS ISSUABLE UPON DELIVERY OF PUT SHARES. The Company agrees to issue Warrants to the Investor for the purchase of 750 shares of Common Stock

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for each 10,000 Put Shares delivered by the Company to Investor pursuant to
Section 2.3 of this Agreement. Such warrants shall bear an exercise price per share of Common Stock equal to 105% of the Market Price as of the Put Date, and shall be exercisable immediately upon issuance, and for a period of five (5) years thereafter, together with cashless exercise and piggyback registration rights under the Registration Rights Agreement.

         Section 2.5 INVESTOR CALL OPTION. Within Three (3) Trading Days after the delivery of a Put Notice, Investor may elect by delivery of a Call Notice in the form annexed hereto as Exhibit B-1, to increase the Investment Amount at the applicable Closing to 125% of the Investment Amount set forth in the Put Notice.

         Section 2.6 TERMINATION OF INVESTMENT OBLIGATION. The obligation of Investor to purchase shares of Common Stock shall terminate permanently (including with respect to a Closing Date that has not yet occurred) in the event that (a) there shall occur any stop order or suspension of the effectiveness of any Registration Statement for an aggregate of thirty (30) Trading Days during the Commitment Period, for any reason other than deferrals or suspension during a Blackout Period in accordance with the Registration Rights Agreement, or as a result of corporate developments subsequent to the Subscription Date that would require such Registration Statement to be amended to reflect such event in order to maintain its compliance with the disclosure requirements of the Securities Act, (b) the Company shall at any time fail to comply with the requirements of Section 6.3, 6.4, 6.5 or 6.6 and such failure shall continue for more than thirty (30) days, or (c) as permitted by Section 2(c) of the Registration Rights Agreement.

         Section 2.7 TERMINATION OF COMPANY'S OBLIGATIONS. If Investor fails to deliver the Investment Amount on the Closing Date for any Put, the Company may terminate this Agreement and the Registration Rights Agreement, and may refuse to honor the exercise of any unexercised portion of the warrant issued in respect of the immediately preceding Put Notice. Company may terminate under this Section 2.7 effective as of the date of delivery of a written notice. The Company's obligation to maintain the effectiveness of any Registration Statement terminates ninety (90) days after termination of the Agreement under this
Section 2.7.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

         Investor represents and warrants to the Company that:

         Section 3.1 INTENT. Investor is entering into this Agreement for its own account and Investor has no present arrangement (whether or not legally binding) at any time to sell the Common Stock to or through any person or entity; provided, however, that by making the representations herein, Investor does not agree to hold the Common Stock for any minimum or other specific term and reserves the right to dispose of the Common Stock at any time in accordance with federal and state securities laws applicable to such disposition.

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         Section 3.2 SOPHISTICATED INVESTOR. Investor and each of its members are sophisticated investors (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Investor and each of its members have such experience in business and financial matters that they are capable of evaluating the merits and risks of an investment in Common Stock. Investor acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk. Investor has reviewed the Company's filings under the 1934 Act filed since November 1998, and in particular has reviewed and understands the risk factors articulated in such filings, including risk factors which may affect the future results of operations.


         Section 3.3 AUTHORITY. (a) Investor has the requisite power and authority to enter into and perform its obligations under this Agreement and the transactions contemplated hereby in accordance with its terms; (b) the execution and delivery of this Agreement and the Registration Rights Agreement, and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action and no further consent or authorization of Investor or its partners is required; and (c) this Agreement has been duly authorized and validly executed and delivered by Investor and is a valid and binding agreement of Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         Section 3.4 NOT AN AFFILIATE. Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company, or of any broker-dealer registered with the Securities and Exchange Commission.

         Section 3.5 ORGANIZATION AND STANDING. Investor is a limited liability corporation organized, validly existing and in good standing under the laws of the Cayman Islands, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Investor is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a material adverse effect on Investor.

         Section 3.6 ABSENCE OF CONFLICTS. The execution and delivery of this Agreement and any other document or instrument contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements hereof and thereof, will not (a) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investor, (b) violate any provision of any indenture, instrument or agreement to which Investor is a party or is subject, or by which Investor or any of its assets is bound, or conflict with or constitute a material default thereunder,
(c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investor to any third party, or (d) require the approval of any third-party (that has not been obtained) pursuant to any material contract, instrument, agreement, relationship

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or legal obligation to which Investor is subject or to which any of its assets, operations or management may be subject.

         Section 3.7 DISCLOSURE; ACCESS TO INFORMATION. Investor has received all documents, records, books and other information pertaining to Investor's investment in the Company that have been requested by Investor. Investor has reviewed or received copies of the SEC Documents.

         Section 3.8 MANNER OF SALE. At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising in connection with the transactions contemplated hereby.

         Section 3.9 FINANCIAL CAPABILITY. Investor presently has the financial capacity and the necessary capital to perform its obligations hereunder and shall and has provided to the Company such financial and other information that the Company has requested to demonstrate such capacity.

         Section 3.10 BROKERS. Investor represents that it neither is nor will be obligated for any finders' fee or commission nor is it aware of any such fee or commission payable in connection with this transaction other than as set forth on the Escrow Instructions. Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Buyer or any of its officers, partners, employees, or representatives is responsible for by virtue of a written agreement.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Investor that:

         Section 4.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Iowa, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Except as set forth in Schedule 4.1, the Company does not own more than fifty percent (50%) of the outstanding capital stock of or control any other business entity. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

         Section 4.2 AUTHORITY. (a) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement and to issue the Put Shares and the Blackout Shares, if any; (b) the execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required; and (c) each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         Section 4.3 CAPITALIZATION. As of December 13, 2000, the authorized capital stock of the Company consisted of 50,000,000 shares of Common Stock, of which 17,703,485 shares were issued and outstanding, and 500,000 shares of preferred stock, of which Two Hundred Fourteen (214) shares were outstanding. Except as shown on the attached Schedule 4.3, all of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable. As of December 13, 2000, the Company had outstanding warrants to purchase 1,336,236 shares of Common Stock and options to purchase 2,724,297 shares of Common Stock.

         Section 4.4 COMMON STOCK. The Company has registered the Common Stock pursuant to Section 12(b) or 12(g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing or quotation of the Common Stock, and such Common Stock is currently listed or quoted on the Principal Market. As of the date of this Agreement, the Principal Market is the National Market System.

         Section 4.5 SEC DOCUMENTS. The Company has delivered or made available to Investor true and complete copies of the SEC Documents (including, without limitation, proxy information and solicitation materials). The Company has not provided to Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         Section 4.6 EXEMPTION FROM REGISTRATION; VALID ISSUANCES. The sale and issuance of the Put Shares, if any, in accordance with the terms and on the bases of the representations and warranties set forth in this Agreement, may and shall be properly issued by the Company to Investor pursuant to Section 4(2), Regulation D and/or any applicable state law. When issued and paid for as herein provided, the Put Shares, if any, shall be duly and validly issued, fully paid, and nonassessable. Except as described on SCHEDULE 4.6, neither the sales of the Put Shares, if any, pursuant to, nor the Company's performance of its obligations under, this Agreement or the Registration Rights Agreement shall (a) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Put Shares, if any, or any of the assets of the Company, or (b) entitle the holders of Outstanding Common Stock to preemptive or other rights to subscribe to or acquire the Common Stock or other securities of the Company. The Put Shares shall not subject Investor to personal liability solely by reason of the ownership thereof.

         Section 4.7 NO GENERAL SOLICITATION OR ADVERTISING IN REGARD TO THIS TRANSACTION. Neither the Company nor any of its affiliates nor any person acting on its or their behalf (a) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Put Shares or the Blackout Shares, if any, or (b) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Common Stock under the Securities Act.

         Section 4.8 CORPORATE DOCUMENTS. The Company has furnished or made available to Investor true and correct copies of the Company's Certificate of Incorporation, as amended and in effect on the date hereof (the "CERTIFICATE"), and the Company's By-Laws, as in effect on the date hereof (the "BY-LAWS").

         Section 4.9 NO CONFLICTS. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Put Shares and the Blackout Shares, if any, do not and will not (a) result in a violation of the Certificate or By-Laws or (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (c) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing; provided, however, that for purposes of the Company's representations and warranties as to violations of foreign law, rule or regulation referenced in clause (c), such representations and warranties are made only to the best of the Company's knowledge insofar as the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby are or may be affected by the status of Investor under or pursuant to any such foreign law, rule or regulation. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Common Stock in accordance with the terms hereof (other than any SEC, NASD, Principal Market or state securities filings that may be required to be made by the Company subsequent to any Closing, any registration statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose common stock trades on the Principal Market); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of Investor herein.

         Section 4.10 NO MATERIAL ADVERSE CHANGE. Except as set forth in
Schedule 4.10, since September 30, 2000, no event has occurred that would have a Material Adverse Effect on the Company, except as disclosed in the SEC Documents.

         Section 4.11 NO UNDISCLOSED LIABILITIES. The Company has no liabilities or obligations that are material, individually or in the aggregate, and that are not disclosed in the SEC Documents or otherwise publicly announced, other than those incurred in the ordinary course of the Company's businesses since September 30, 2000 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

         Section 4.12 NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. Since November 18, 1999, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

         Section 4.13 EXEMPT OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security that would eliminate the availability of the exemption from registration under Regulation D or Section 4(2) of the Securities Act in connection with the offer and sale of the Common Stock as contemplated hereby.

         Section 4.14 LITIGATION AND OTHER PROCEEDINGS. Except as may be set forth in the SEC Documents, there are no lawsuits or proceedings pending or to the best knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which would have a Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which would have a Material Adverse Effect.

         Section 4.15 NO MISLEADING OR UNTRUE COMMUNICATION. The Company, any Person representing the Company, and, to the knowledge of the Company, any other Person selling or offering to sell the Put Shares , if any, in connection with the transactions contemplated by this Agreement, have not made, at any time, any oral communication in connection with the offer or sale of the same which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

         Section 4.16 MATERIAL NON-PUBLIC INFORMATION. The Company is not in possession of, nor has the Company or its agents disclosed to Investor, any material non-public information that (a) if disclosed, would reasonably be expected to have a materially adverse effect on the price of the Common Stock or
(b) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

                                    ARTICLE V

                              COVENANTS OF INVESTOR

         Section 5.1 COMPLIANCE WITH LAW. Investor's trading activities with respect to shares of the Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and the rules and regulations of the NASD and the Principal Market on which the Common stock is listed.

                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

         Section 6.1 REGISTRATION RIGHTS. The Company shall cause the Registration Rights Agreement to remain in full force and effect and the Company shall comply in all respects with the terms thereof.

         Section 6.2 RESERVATION OF COMMON STOCK. As of the date hereof, the Company has available and the Company shall reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue the Put Shares. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered hereunder.

         Section 6.3 LISTING OF COMMON STOCK. The Company shall maintain the listing of the Common Stock on a Principal Market, and will cause the Put Shares and the Blackout Shares, if any, to be listed on a Principal Market. The Company further shall, if the Company applies to have the Common Stock traded on any other Principal Market, include in such application the Put Shares , if any, and shall take such other action as is necessary or desirable in the reasonable opinion of Investor to cause the Common Stock to be listed on such other Principal Market as promptly as possible. The Company shall use its commercially reasonable efforts to continue the listing and trading of the Common Stock on a Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and the Principal Market.

         Section 6.4 EXCHANGE ACT REGISTRATION. The Company shall take all commercially reasonable steps to cause the Common Stock to continue to be registered under Section 12(g) or 12(b) of the Exchange Act, will use its commercially reasonable efforts to comply in all material respects with its reporting and filing obligations under said Act, and will not take any action or file any document (whether or not permitted by said Act or the rules thereunder)to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act.

         Section 6.5 LEGENDS. The certificates evidencing the Put Shares and the Blackout Shares, if any, shall be free of legends, except as provided for in
Article VIII.

         Section 6.6 CORPORATE EXISTENCE. The Company shall take all commercially reasonable steps necessary to preserve and continue the corporate existence of the Company.

         Section 6.7 ADDITIONAL SEC DOCUMENTS. The Company shall deliver to Investor, promptly after the originals thereof are submitted to the SEC for filing, copies of all SEC Documents so furnished or submitted to the SEC.

         Section 6.8 NOTICE OF CERTAIN EVENTS AFFECTING REGISTRATION; SUSPENSION OF RIGHT TO MAKE A PUT. The Company shall promptly notify Investor upon the occurrence of any of the following events in respect of a registration statement or related prospectus in respect of an offering of Registrable Securities: (a) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus; (b) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose; (c) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (d) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the registration statement, related prospectus or documents so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and
(e) the Company's reasonable determination that a post-effective amendment to the registration statement would be appropriate, and the Company shall promptly make available to Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to Investor any Put Notice during the continuation of any of the foregoing events. Notwithstanding the foregoing, nothing provided in this Section 6.8 shall obligate the Company to release information that constitutes material non-public information in violation of Regulation FD of the SEC.

         Section 6.9 EXPECTATIONS REGARDING PUT NOTICES. Within ten (10) days after the commencement of each calendar quarter occurring subsequent to the commencement of the Commitment Period, the Company undertakes, upon written request by Investor, to notify Investor as to its reasonable expectations as to the dollar amount it intends to raise during such calendar quarter, if any, through the issuance of Put Notices. Such notification shall constitute only the Company's good faith estimate with respect to such calendar quarter and shall in no way obligate the Company to raise such amount during such calendar quarter or otherwise limit its ability to deliver Put Notices during such calendar quarter. The failure by the Company to comply with this provision can be cured by the Company's notifying Investor at any time as to its reasonable expectations with respect to the current calendar quarter.

         Section 6.10 CONSOLIDATION; MERGER. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to Investor such shares of stock and/or securities as Investor is entitled to receive pursuant to this Agreement.

         Section 6.11 ISSUANCE OF PUT SHARES AND BLACKOUT SHARES. The sale of the Put Shares, the issuance of the Blackout Shares and Call Option Shares, if any, shall be made in accordance with the provisions and requirements of Regulation D and any applicable state law.

         Section 6.12   [INTENTIONALLY DELETED],

         Section 6.13 REIMBURSEMENT. If (i) Investor, other than by reason of its negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if Investor is impleaded in any such action, proceeding or investigation by any person, or (ii) Investor, other than by reason of its negligence or willful misconduct or by reason of its trading of the Common Stock in a manner that is illegal under the federal securities laws, becomes involved in any capacity in any action, proceeding or investigation brought by the SEC against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the Transaction

Documents, or if Investor is impleaded in any such action, proceeding or investigation by any person, then in any such case, the Company will reimburse Investor for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. In addition, other than with respect to any matter in which Investor is a named party, the Company will pay to Investor the charges, as reasonably determined by Investor, for the time of any officers or employees of Investor devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearing, trials, and other proceedings relating to the subject matter of this Agreement. The reimbursement obligations of the Company under this section shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliates of Investor that are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of Investor and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Investor and any such affiliate and any such person.

         Section 6.14 DILUTION. The number of shares of Common Stock issuable as Put Shares may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines during the period between the Effective Date and the end of the Commitment Period. The Company's executive officers and directors fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Put Shares is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company

    Section 6.15 USE OF PROCEEDS The Company will use the proceeds received hereunder (excluding amounts paid by the Company for legal fees, finder's fees and escrow fees in connection with the sale of the Common Stock) for working capital and general corporate purposes, and, unless specifically consented to in advance in each instance by the Investor, the Company shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership enterprise or other person or for the repayment of any outstanding loan by the Company to any other party, except for Company subsidiaries identified in Schedule 4.1.

    Section 6.16 CERTAIN AGREEMENTS The Company shall not breach the provisions of Section 4g of the Securities Purchase Agreement. In the event the Company breaches the provisions of such Section 4g, the Discount shall be amended to 110% of the Discount set forth herein and Investor may terminate his obligations under this Agreement and demand such amounts as may be owing, if any, under
Section 2.1(c).

                                   ARTICLE VII

                            CONDITIONS TO DELIVERY OF
                      PUT NOTICES AND CONDITIONS TO CLOSING

         Section 7.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO ISSUE AND SELL COMMON STOCK. The obligation hereunder of the Company to issue and sell the Put Shares to Investor incident to each Closing is subject to the satisfaction, at or before each such Closing, of each of the conditions set forth below.

                  (a) ACCURACY OF INVESTOR'S REPRESENTATION AND WARRANTIES. The representations and warranties of Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each such Closing as though made at each such time, except for changes which have not had a Material Adverse Effect.

                  (b) PERFORMANCE BY INVESTOR. Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Investor at or prior to such Closing.

                  (e) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

                  (f) NO SUSPENSION OF TRADING IN OR DELISTING OF COMMON STOCK. The trading of the Common Stock shall not have been suspended by the SEC, the Principal Market or the NASD and the Common Stock (including the Put Shares) shall have been approved for listing or quotation on and shall not have been delisted from a Principal Market.

                  (g) SHAREHOLDER VOTE. The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market.

         Section 7.2 CONDITIONS PRECEDENT TO THE RIGHT OF THE COMPANY TO DELIVER A PUT NOTICE AND THE OBLIGATION OF INVESTOR TO PURCHASE PUT SHARES. The right of the Company to deliver a Put Notice and the obligation of Investor hereunder to acquire and pay for the Put Shares incident to a Closing is subject to the satisfaction, on (a) the date of delivery of such Put Notice and (b) the applicable Closing Date (each a "CONDITION SATISFACTION DATE"), of each of the following conditions:

                  (a) REGISTRATION OF REGISTRABLE SECURITIES WITH THE SEC. As set forth in the Registration Rights Agreement, the Company shall have filed with the SEC the

Registration Statement with respect to the resale of the Registrable Securities by Investor and such Registration Statement shall have been declared effective by the SEC prior to the first Put Date. For the purposes of any Put Notice with respect to the Registrable Securities, the Company shall have filed with the SEC a Registration Statement and paid all applicable fees with respect to the resale of such Registrable Securities by Investor which shall have been declared effective by the SEC prior to the Put Date therefore.

                  (b) EFFECTIVE REGISTRATION STATEMENT. As set forth in the Registration Rights Agreement, a Registration Statement shall have previously become effective for the resale by Investor of the Registrable Securities subject to such Put Notice and such Registration Statement shall remain effective on each Condition Satisfaction Date and (i) neither the Company nor Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action), and (ii) no other suspension of the use or withdrawal of the effectiveness of such Registration Statement or related prospectus shall exist.

                  (c) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct in all material respects as of each Condition Satisfaction Date as though made at each such time (except for representations and warranties specifically made as of a particular date) with respect to all periods, and as to all events and circumstances occurring or existing prior to and including each Condition Satisfaction Date, except for any conditions which have temporarily caused any representations or warranties herein to be incorrect and which have been corrected with no continuing impairment to the Company or Investor.

                  (d) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

                  (e) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

                  (f) ADVERSE CHANGES. Since the date of filing of the Company's most recent SEC Document, no event that had or is reasonably likely to have a Material Adverse Effect has occurred.

                  (g) NO SUSPENSION OF TRADING IN OR DELISTING OF COMMON STOCK. The trading of the Common Stock shall not have been suspended by the SEC, a Principal Market or the NASD and the Common Stock (including the Put Shares) shall have been approved for listing or quotation on and shall not have been delisted from a Principal Market.

                  (h) LEGAL OPINION. The Company shall have caused to be delivered to Investor, within five (5) Trading Days of the effective date of the Initial Registration Statement and each subsequent Registration Statement, an opinion of the Company's legal counsel in the form of Exhibit C hereto, addressed to Investor.

                  (i) DUE DILIGENCE. No good faith dispute between the Company and Investor shall exist pursuant to Section 7.3 as to the adequacy of the disclosure contained in any Registration Statement.

                  (j) MINIMUM BID PRICE. The average of the Bid Prices for the ten (10) Trading Days immediately preceding the Put Notice and the Closing Date, shall have equaled or exceeded $0.50 (as adjusted for stock splits, stock dividends, reverse stock splits, and similar events).

                  (k) The Weighted Average Volume for the twenty (20) trading days prior to the Closing Date shall equal or exceed one hundred fifty (150%) percent of the Put Amount.

                  (l) NO KNOWLEDGE. The Company shall have no knowledge of any event more likely than not to have the effect of causing such Registration Statement to be suspended or otherwise ineffective (which event is more likely than not to occur within the fifteen (15) Trading Days following the Trading Day on which such Notice is deemed delivered).

                  (m) TRADING CUSHION. The Trading Cushion shall have elapsed since the immediately preceding Put Date.

                  (n) SHAREHOLDER VOTE. The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market.

                  (o) NO VALUATION EVENT. No Valuation Event shall have occurred since the Put Date.

                  (p) OTHER. On each Condition Satisfaction Date, Investor shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by Investor in order for Investor to confirm the Company's satisfaction of the conditions set forth in this Section 7.2, including, without limitation, a certificate substantially in the form and substance of Exhibit D hereto, executed by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate and the execution and delivery of the Transfer Agent Instructions.

         Section 7.3 DUE DILIGENCE REVIEW; NON-DISCLOSURE OF NON-PUBLIC INFORMATION.

                  (a) The Company shall make available for inspection and review by Investor, advisors to and representatives of Investor (who may or may not be affiliated with Investor and who are reasonably acceptable to the Company), any Underwriter, any Registration Statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by Investor or any such representative, advisor or Underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of such Registration Statement for the sole purpose of enabling Investor and such representatives, advisors and Underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.

                  (b) Each of the Company, its officers, directors, employees and agents shall in no event disclose non-public information to Investor, advisors to or representatives of Investor unless prior to disclosure of such information the Company identifies such information as being non-public information and provides Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require Investor's advisors and representatives to enter into a confidentiality agreement in form and substance reasonably satisfactory to the Company and Investor.

                  (c) Nothing herein shall require the Company to disclose non-public information to Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts; provided, however, that notwithstanding anything herein to the contrary, the Company shall, as hereinabove provided, immediately notify the advisors and representatives of Investor and any Underwriters of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in a Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 7.3 shall be construed to mean that such persons or entities other than Investor (without the written consent of Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms and conditions of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, any Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in such Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                                  ARTICLE VIII

                                     LEGENDS

                  Section 8.1 LEGENDS. Unless otherwise provided below, each certificate representing Registrable Securities will bear the following legend (the "LEGEND"):

                  The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Securities Act") or qualified under applicable state securities laws. These securities may not be offered, sold, pledged, hypothecated, transferred or otherwise disposed of except pursuant to (i) an effective registration statement and qualification in effect with respect thereto under the Securities Act and under any applicable state securities law,
                  (ii) to the extent applicable, Rule 144 under the Securities Act, or (iii) an opinion of counsel reasonably acceptable to the Company that such registration and qualification is not required under applicable federal and state securities laws."

As soon as practicable after the execution and delivery hereof, the Company shall issue to the Transfer Agent, instructions in substantially the form of Exhibit E hereto. Such instructions shall be irrevocable by the Company from and after the date thereof or from and after the issuance thereof except as otherwise expressly provided in the Registration Rights Agreement. It is the intent and purpose of such instructions, as provided therein, to require the Transfer Agent to issue to Investor certificates evidencing shares of Common Stock incident to a Closing, free of the Legend, without consultation by the transfer agent with the Company or its counsel and without the need for any further advice or instruction or documentation to the Transfer Agent by or from the Company or its counsel or Investor; provided that (a) a Registration Statement shall then be effective, (b) Investor confirms to the Transfer Agent and the Company that it has or intends to sell such Common Stock to a third party which is not an affiliate of Investor or the Company and Investor agrees to redeliver the certificate representing such shares of Common Stock to the Transfer Agent to add the Legend in the event the Common Stock is not sold, and
(c) if reasonably requested by the transfer agent or the Company, Investor confirms to the transfer agent and the Company that Investor has complied with the prospectus delivery requirement under the Securities Act. At any time after the Effective Date, upon surrender of one or more certificates evidencing Common Stock that bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered

         Section 8.2 NO OTHER LEGEND OR STOCK TRANSFER RESTRICTIONS. No legend other than the one specified in Section 8.1 has been or shall be placed on the share certificates representing the Common Stock and no instructions or "stop transfers orders," so called, "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article VIII.

         Section 8.3 INVESTOR'S COMPLIANCE. Nothing in this Article VIII shall affect in any way Investor's obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.

                                   ARTICLE IX

                            NOTICES; INDEMNIFICATION

         Section 9.1 NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served,
(b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service or on the fifth business day after deposited in the mail, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

         If to the Company:         Microware Systems Corporation
                                    1500 Northwest 118th Street
                                    Des Moines, Iowa 50325
                                    ATTN: CFO
                                    Telephone No.: (515) 223-8000
                                    Telecopier No.: (515) 327-5528

         with a copy to:

                                    Arthur Don, Esq.
                                    D'Ancona & Pflaum, LLC
                                    111 E. Wacker Drive, Ste. 2800
                                    Chicago, Illinois 60601
                                    Telephone No.: (312) 602-2048
                                    Telecopier No.: (312) 602-3048
         if to Investor:            Elder Court, LLC
                                    c/o Navigator Management
                                    P.O. Box 972
                                    Road Town
                                    Tortola, British Virgin Islands
                                    Telephone: (284) 494-4770
                                    Facsimile: (284) 494-4771







Either party hereto may from time to time change its address or facsimile number for notices under this Section 9.1 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

         Section 9.2  INDEMNIFICATION.

                  (a) The Company agrees to indemnify and hold harmless Investor and its Affiliates and agents from and against any Damages, joint or several, and any action in respect thereof to which Investor, its Affiliates or agents, becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Company contained in this Agreement, as such Damages are incurred, except to the extent such Damages result primarily from Investor's failure to perform any covenant or agreement contained in this Agreement or Investor's or its Affiliates' or agents' negligence, recklessness or bad faith in performing any of their obligations under this Agreement.

                  (b) Investor agrees to indemnify and hold harmless the Company and its Affiliates and agents from and against any Damages, joint or several, and any action in respect thereof to which the Company and its Affiliates and agents, becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Investor contained in this Agreement, as such Damages are incurred, except to the extent such Damages result primarily from the Company's failure to perform any covenant or agreement contained in this Agreement or the Company's or its Affiliates' or agents' negligence, recklessness or bad faith in performing their obligations under this Agreement.

         Section 9.3 METHOD OF ASSERTING INDEMNIFICATION CLAIMS. All claims for indemnification by any Indemnified Party (as defined below) under Section 9.2 shall be asserted and resolved as follows:

                  (a) In the event any claim or demand in respect of which any person claiming indemnification under any provision of Section 9.2 (an "INDEMNIFIED PARTY") might seek indemnity under Section 9.2 is asserted against or sought to be collected from such Indemnified Party by a person other than a party hereto or an Affiliate or agent thereof (a "THIRD PARTY CLAIM"), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of Section 9.2 against any person (the "INDEMNIFYING PARTY"), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "CLAIM NOTICE") with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the "DISPUTE PERIOD") whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under
Section 9.2 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

                           (i)  If the  Indemnifying  Party  notifies the
Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 9.3(a), then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to Section 9.2). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may takeover the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 9.2 with respect to such Third Party Claim.

                           (ii)  If the Indemnifying Party fails to notify
the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to this Section 9.3(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause
(ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

                           (iii) If the Indemnifying Party has timely
disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that it the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

                  (b) In the event any Indemnified Party should have a claim under Section 9.2 against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under Section 9.2 specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "INDEMNITY NOTICE") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that it the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

                                    ARTICLE X

                                  MISCELLANEOUS

         Section 10.1 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California without regard to the principles of conflicts of law. Each of the Company and Investor hereby submit to the exclusive jurisdiction of the United States Federal and state courts located in Los Angeles, California with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.

         Section 10.2 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company and Investor and their respective successors and permitted assigns. Neither this Agreement nor any rights of Investor or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, (a) the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any transferee of any of the Common Stock purchased or acquired by Investor hereunder with respect to the Common Stock held by such person, and (b) Investor's interest in this Agreement, but not its obligations under this Agreement, may be assigned at any time, in whole but not in part, to any affiliate of Investor.

         Section 10.3 THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the Company and Investor and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         Section 10.4 TERMINATION. This Agreement shall terminate twelve (12) months after the delivery of the final Put Notice (unless extended by the agreement of the Company and Investor); provided, however, that the provisions of Article V, VI, VIII, IX and Sections 10.9 and 10.12 shall survive the termination of this Agreement.

         Section 10.5 ENTIRE AGREEMENT, AMENDMENT; NO WAIVER. This Agreement and the instruments referenced herein contain the entire understanding of the Company and Investor with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

         Section 10.6 FEES AND EXPENSES. Each of the Company and Investor agrees to pay its own expenses in connection with the preparation of this Agreement and performance of its obligations hereunder, except that the Company shall pay the Escrow Agent the fee of $2,500 at each of the Closings.

         Section 10.7 NO BROKERS. Each of the Company and Investor represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party, except Roth Capital Partners, Inc. The Company on the one hand, and Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

         Section 10.8 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the parties so delivering this Agreement.

         Section 10.9 SURVIVAL; SEVERABILITY. The representations, warranties, covenants and agreements of the parties hereto shall survive each Closing hereunder for a period of one year. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

         Section 10.10 FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         Section 10.11 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         Section 10.12 EQUITABLE RELIEF. Each party recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief. Each party therefore agrees that the other shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         Section 10.13 TITLE AND SUBTITLES. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

         Section 10.14 REPORTING ENTITY FOR THE COMMON STOCK. The reporting entity relied upon for the determination of the trading price of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg L.P. or any successor thereto. If such information is unavailable to the Company, Investor shall promptly, upon request, forward confirmation of such trading data to the Company. The written mutual consent of Investor and the Company shall be required to employ any other reporting entity.

         Section 10.15 OWNERSHIP LIMITATION. Notwithstanding the provisions hereof or any prior agreement between Investor and the Company, in no event shall the Company deliver a Put to Investor in an amount that, after such Put, the sum of the number of shares of Common Stock beneficially owned by Investor and its affiliates would be more than 9.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act. If the Company delivers a Put that would cause Investor to exceed 9.9% of the outstanding shares of Common Stock, then Investor shall notify the Company and the parties hereby agree to reduce the amount of the Put so that such 9.9% limit shall not be exceeded.

         IN WITNESS WHEREOF, the parties hereto have caused this Private Equity Credit Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.


                   MICROWARE SYSTEMS CORPORATION, an Iowa corporation




                   By:      __________________________________
                            Name:
                            Title:


                   ELDER COURT,  LLC, a Cayman Islands limited liability company



                   By:      ___________________________________
                            Name:
                            Title:

                                    EXHIBITS

EXHIBIT A                                   Registration Rights Agreement

EXHIBIT B                                   Put Notice

EXHIBIT B-1                                 Call Option Notice

EXHIBIT C                                   Opinion

EXHIBIT D                                   Closing Certificate

EXHIBIT E                                   Transfer Agent Instructions

EXHIBIT F                                   Warrant

EXHIBIT G                                   Escrow Instructions